Exhibit 10.3

Approval of Wuhan Bureau of Commerce on Issues Concerning Mergers & Acquisitions of Wuhan Wufeng Machinery Manufacturing Co., Ltd. by Foreign Investors and Establishing Enterprises with Foreign Investment

TO: Wuhan Wufeng Machinery Manufacturing Co., Ltd.

According to Law of the People's Republic of China on Foreign-Capital Enterprises & Provisions for Foreign Investors to Merge Domestic Enterprises and the other related laws and regulations, your application for Establishing the Enterprise with Foreign Investment by Merger & Acquisition has been passed and approved. The details of approval are as follows:

1. To permit International Building Technologies Group, Inc. to purchase 88% of the common stock shares of Wuhan Wufeng Machinery Manufacturing Co., Ltd., which is 100% wholly owned by Wuhan Intepower Co., Ltd. at a fixed price of RMB 11,000,000.00. The compensation of M&A is required to be paid within 3 months from the issuing date of Business License.

2.   To permit your company to become a Joint Venture enterprise

     (1). Name: Wuhan Wufeng Machinery Manufacturing Co., Ltd.
     (2). Address: 306 Lu Mo Road, Guan Shan Street, Hong Shan District, Wuhan.
     (3). Type of Business: Sino-Foreign Joint Venture Enterprise
     (4). Investor: International Building Technologies Group, Inc. (the "first party" hereafter);
          Wuhan Intepower Co., Ltd. (the "second party" hereafter)
     (5). Total Investment : RMB 26,420,000.00
          Registered Capital: RMB 26,420,000.00
     (6). Capital Contribution: the first party pays the amount of 88% of registered capital in US dollar; the second party pays the amount of 12% of registered capital in RMB.
     (7). Business  Scope:   Mechanical  Products,   Machinery,   the  research,
          manufacturing and sale for the energy saving products and their spare parts.
     (8). Duration of Operation: 30 years from the issuing date of Business License.
     (9). Approval of the attachment: list of directors

After receiving this approval and having got Certificate of Approval, the other applications to the government administrations, such as Bureau of Industrial & Commerce, Taxation, Customs and the administration of Foreign Exchange are required within 30 days. The investment should be preceded on schedule and the operation should be complied with the laws and regulations.

Wuhan City Bureau of Commerce
June 24, 2008